UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 15, 2024 (February 15, 2024)

Chenghe Acquisition Co.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41366	98-1598077
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

38 Beach Road #29-11 South Beach Tower Singapore	189767
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (+65) 9851 8611

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	CHEAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	CHEA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Unless the context otherwise requires, “Chenghe”, “CHEA” or “Company” refers to Chenghe Acquisition Co., a Cayman Islands exempted company with limited liability. “CayCo” refers to Semilux International Ltd., a Cayman Islands exempted company with limited liability. “TCO” refers to Taiwan Color Optics, Inc., a company incorporated and in existence under the laws of Taiwan with uniform commercial number of 25052644. “Merger Sub” refers to SEMILUX LTD., a Cayman Islands exempted company limited by shares. Terms used but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the definitive proxy statement/prospectus, initially filed with the Securities Exchange Commission on January 12, 2024 by Chenghe and as amended or supplemented from time to time (the “Proxy Statement/Prospectus”), and such definitions are incorporated herein by reference.

As previously announced, Chenghe entered into the business combination agreement dated as of July 21, 2023 (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), with CayCo, Merger Sub and TCO (TCO and together with CayCo and Merger Sub, the “TCO Parties”), and approve the transactions contemplated thereby, pursuant to which, among other things, Merger Sub shall be merged with and into Chenghe with Chenghe being the surviving company and as a direct, wholly owned subsidiary of CayCo (the “Merger”), and Chenghe will change its name to “SEMILUX LTD.” (the “Business Combination”).

On February 2, 2024, Chenghe held an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”), during which Chenghe’s shareholders considered, approved and adopted the proposal to approve the Business Combination and the other proposals related thereto as described in the Proxy Statement/Prospectus. In connection with the Business Combination, holders of 4,044,701 Chenghe’s Class A ordinary shares exercised their right to redeem their shares for cash at a redemption price of approximately $11.08 per share, for an aggregate redemption amount of approximately $44,817,223.

On February 15, 2024 (the “Closing Date”), pursuant to the Business Combination Agreement, Merger Sub merged with and into Chenghe with Chenghe being the surviving company and as a direct, wholly owned subsidiary of CayCo, and Chenghe changed its name to “SEMILUX LTD.”.

Pursuant to the Business Combination Agreement, (i) at Merger Effective Time, each SPAC Unit outstanding immediately prior to the Merger Effective Time was automatically detached, and the holder thereof was deemed to hold one (1) SPAC Class A Ordinary Share and one-half (1/2) of a SPAC Warrant in accordance with the terms of the applicable SPAC Unit; (ii)  each SPAC Class B Ordinary Share that was issued and outstanding immediately prior to the Merger Effective Time was automatically converted into one (1) SPAC Class A Ordinary Share in accordance with the terms of the SPAC Articles (such automatic conversion, the “SPAC Class B Conversion”); (iii)  each SPAC Class A Ordinary Share (which, for the avoidance of doubt, includes the SPAC Class A Ordinary Shares (A) issued in connection with the SPAC Class B Conversion and (B) held as a result of the unit separation) that was issued and outstanding was cancelled in exchange for the right to receive one (1) CayCo Ordinary Share; and (iv)  each SPAC Warrant that was outstanding and unexercised was converted into and become the right to receive a CayCo Warrant, which is on the same terms and conditions as the applicable SPAC Warrant.

The CayCo Ordinary Shares are expected to begin trading on the Nasdaq Capital Market under the symbol “SELX” on February 16, 2024.

The foregoing description of the Business Combination Agreement does not purport to be complete and is qualified in its entirety by the full text of the Business Combination Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note above is incorporated into this Item 1.01 by reference.

Assignment, Assumption and Amendment Agreement

Immediately prior to the consummation of the Business Combination, CayCo, Chenghe, and Continental Stock Transfer & Trust Company (“Continental”) entered into an assignment, assumption and amendment agreement (the “Assignment, Assumption and Amendment Agreement”), pursuant to which Chenghe assigned to CayCo all of its rights, interests, and obligations in and under the Warrant Agreement, dated April 27, 2022, by and between Chenghe and Continental, and the terms and conditions of such Warrant Agreement were amended and restated to, among other things, reflect the assumption of the SPAC Warrants by CayCo as described above.

The foregoing description of the Assignment, Assumption and Amendment Agreement and the rights and restrictions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of the Assignment, Assumption and Amendment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Investor Rights Agreement

On the Closing Date, Chenghe, CayCo, Merger Sub, TCO, certain TCO shareholders named and certain Chenghe shareholders entered into an investor rights agreement (the “Investor Rights Agreement”) pursuant to which, (i) CayCo will agree to undertake certain resale shelf registration obligations in accordance with the Securities Act, and the holders party thereto, subject to certain requirements and customary conditions, will be granted customary demand and piggyback registration rights, and (ii) each party to the Investor Rights Agreement agrees to cause (x) the CayCo Board to be comprised of five (5) directors (subject to increase by unanimous resolutions of the board from time to time), (y) one (1) of such directors should be nominated by the Sponsor and (z) as long as the Sponsor Parties (as defined therein) beneficially own any CayCo Ordinary Shares, CayCo shall take all necessary actions to cause the individuals nominated by the Sponsor for election as directors to be elected as directors..

As the result of the entry into the Investor Rights Agreement, certain Registration Rights Agreement, dated April 27, 2022, among Chenghe, the Sponsor and certain security holders of Chenghe, was terminated on the Closing Date.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Investor Rights Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note above is incorporated into this Item 1.02 by reference.

On the Closing Date, in connection with the consummation of the Business Combination, the following material agreements of Chenghe terminated in accordance with their terms:

(i)	certain Investment Management Trust Agreement, dated as of April 27, 2022, by and between Chenghe and Continental, pursuant to which Continental invested the proceeds of Chenghe’s initial public offering in a trust account;

(ii)	certain Letter Agreement, dated as of April 27, 2022, by and among Chenghe, its executive officers, its directors, its advisory board members and Chenghe Investment Co., pursuant to which, among other things, the holders of SPAC Class B Ordinary Shares agreed to certain transfer restrictions on the SPAC Class B Ordinary Shares and SPAC Private Placement Warrants held by them; and

(iii)	certain Administrative Services Agreement, dated as of April 27, 2022, between Chenghe and the Sponsor, pursuant to which the Sponsor provided Chenghe with office space, secretarial and administrative services for up to $15,000 per month.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note above is incorporated into this Item 2.01 by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note above is incorporated into this Item 3.01 by reference.

In connection with the consummation of the Business Combination, on the Closing Date, Chenghe notified the Nasdaq Stock Exchange LLC (“Nasdaq”) that the Business Combination had been consummated and that the outstanding SPAC Class A Ordinary Shares and SPAC Warrants had been converted into CayCo Ordinary Shares and CayCo’s warrants, respectively. On February 15, 2024, a Form 25 was filed to delist SPAC Class A Ordinary Shares, and Chenghe’s units from the Nasdaq, thereby commencing the process of delisting SPAC Class A Ordinary Shares, and Chenghe’s units from Nasdaq and deregistering the securities under Section 12(b) of the Securities Exchange Act of 1934, as amended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01 and Item 3.01 above and Item 5.01 below is incorporated into this Item 3.03 by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and Item 2.01 above is incorporated into this Item 5.01 by reference.

As a result of the consummation of the Business Combination, a change in control of Chenghe occurred. At the Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Merger Sub and Chenghe became the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Chenghe (as the surviving entity of the Merger), which is a direct and wholly-owned subsidiary of CayCo.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note above is incorporated into this Item 5.02 by reference.

Pursuant to the Business Combination Agreement, each of Chenghe’s officers and directors forthwith resigned and ceased to serve as an officer or director of Chenghe with effect as of immediately before the Merger Effective Time. These resignations were not a result of any disagreement between Chenghe and its officers and directors on any matter relating to Chenghe’s operations, policies or practices.

Item 8.01.	Other Events.

On February 15, 2024, Chenghe and CayCo issued a joint press release announcing the closing of the Business Combination. The press release is attached hereto as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Business Combination Agreement, dated as of July 21, 2023, by and among Chenghe Acquisition Co., SEMILUX INTERNATION LTD., SEMILUX LTD and Taiwan Color Optics, Inc..

10.1	Assignment, Assumption and Amendment Agreement, dated as of February 15, 2024, by and among Chenghe Acquisition Co., Semilux International Ltd. and Continental Stock Transfer & Trust Company

10.2*	Investor Rights Agreement, dated as of February 15, 2024, by and among Chenghe Acquisition Co., Semilux International Ltd., SEMILUX LTD., Taiwan Color Optics, Inc and certain other parties thereto

99.1	Press Release dated February 15, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). Chenghe hereby undertakes to furnish supplementally a copy of any omitted schedule to the SEC upon its request; provided, however, that Chenghe may request confidential treatment for any such schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chenghe Acquisition Co.

By:	/s/ Shibin Wang
Name:	Shibin Wang
Title:	Chief Executive Officer

Date: February 15, 2024